Exhibit 1

SI SECURITIES, LLC

TTW ISSUER AGREEMENT

THIS AGREEMENT is entered into as of 3/31/2016 (the “Effective Date”) by and among Keen Home Inc., having a principal address at 320 W 37th St, 15th FI, New York, NY, 10018 (the “Company”), SI Securities LLC (“SI Securities”) and SeedInvest Technology, LLC (“SeedInvest”) regarding its Offering of Securities pursuant to Regulation A under Section 3(b) of the Act (the “Offering”) on the terms and subject to the conditions contained herein. Capitalized terms used herein and not otherwise defined shall have the meaning set forth on Appendix I.

1.	Engagement.

The Company hereby agrees to Test the Waters (as defined below) on the SeedInvest platform. If after commencing the Testing the Waters campaign the Company proceeds with an Offering, then the Company hereby agrees to retain SI Securities as its exclusive placement agent in connection with said Offering in accordance with the terms set forth in Exhibit A attached herein.

2.	Testing the Waters.

Company understands that SI Securities intends to use an online platform provided by SeedInvest at the domain name www.seedinvest.com (the “Online Platform”) to provide technology tools to facilitate the Testing the Waters campaign. Upon execution of this Agreement, Company shall upload a company summary to the Online Platform, in addition to an investor presentation, that truthfully, accurately, and completely describes the Company and its prospective offering (the “Online Profile”).

Upon approval of the Online Profile by SI Securities, the Online Profile may be viewable on the Online Platform and SI Securities or SeedInvest may send newsletters or other general electronic communications to registered users on the Online Platform who may make non-binding indications of interest during this time (“Testing the Waters”). In addition, upon launch of the Testing the Waters campaign, the Company agrees to email its complete list of users and direct them to the Online Profile on the Online Platform where said users can indicate interest. For the avoidance of doubt, no Offering shall be commenced and no investments or subscription offers will be accepted unless and until due diligence has been satisfactory completed and all government qualifications and approvals have been obtained.

Following the Testing the Waters campaign, the Company shall decide on whether to proceed with the Offering. To the extent the Company decides to proceed, it will do so in accordance with the terms set forth in Exhibit A attached herein.

3.	Compensation.

Company will not be charged for Testing the Waters and will only pay compensation to the extent it decides to proceed with an actual Offering, which successfully raises capital.

4.	Offering Expenses.

Company will not incur any Offering Expenses for Testing the Waters.

5.	Covenants, Representations and Warranties of the Company.

The Company represents and warrants to SI Securities that:

(i)          The Company will submit all Testing the Waters and Offering communications to SI Securities for approval prior to publicizing or distributing such messages to ensure regulatory compliance.

(ii)         The Company is registered, in good standing in each jurisdiction in which it conducts business, and has obtained all approvals and licenses required to conduct its business, including payment of all federal, state, and local taxes.

(iii)        The Company is not presently conducting or contemplating any other offering of securities pursuant to Regulation A under Section 3(b) of the Act other than the Offering and will alert SI Securities as soon as commercially reasonable to the extent the Company plans to conduct a separate offering simultaneously under Regulation D.

(iv)        If after commencing the Testing the Waters campaign the Company chooses to proceed with an Offering, it shall do so under Tier II of Regulation A. Company hereby agrees that it shall promptly notify SI Securities if it chooses to offer securities under any another provision of Regulation A.

(v)         The TTW materials and any other marketing materials provided by the Company or posted to SeedInvest will not contain (a) any misstatement of a material fact or omission of any material fact necessary to make the statements therein not misleading or any (b) exaggerated, unwarranted, promissory or unsubstantiated claims (as set forth in applicable FINRA regulations and guidance).

(vi)        The Company shall promptly notify SI Securities if it discovers any material misstatement or inconsistency, or the omission of a material fact, in the TTW materials or any promotional material developed by SI Securities or the Company.

(vii)       The Company will promptly supplement or amend the TTW materials and correct its statements whenever it is necessary to do so in order to comply with applicable laws, rules and regulations, and to ensure truthfulness, accuracy, and fairness in the presentation of the Offering.

(viii)      The Company will protect and maintain all confidential information provided by SI Securities or SeedInvest to the Company.

(ix)         For a period of twelve (12) months following the Termination Date of this Agreement, Company agrees that it shall provide SI Securities at least 30 days prior written notice of any proposed future offering of its securities made primarily for capital raising purposes pursuant to Regulation A under Section 3(b) of the Act, and therein shall provide SI Securities the opportunity to serve as Company’s sole and exclusive placement agent in connection with such Future Offering in accordance with the terms set forth in Exhibit A attached herein. The foregoing right may be assigned by SI Securities to any of its affiliates and/or broker-dealer partners without any further consent or approvals.

6.	Solicitations By or For Others.

The Company and SI Securities acknowledge and agree that, during the Term of this Agreement, Company will not engage any person to perform services similar to those provided by SI Securities or SeedInvest without the prior written consent of SI Securities and SeedInvest, although SI Securities may render solicitation services of the kind contemplated herein for persons other than the Company.

For the avoidance of doubt, during Term of this Agreement, Company may not seek funding through another placement agent, online platform or other intermediary.

7.	Term; Expiration; Termination; Renewal.

(i)          Term. The initial term of this Agreement (the “Initial Term”) shall be for forty-five (45) days beginning from the Effective Date and shall automatically renew for successive fifteen (15) day periods (each, a “Renewal Term”) unless notice of termination is delivered by either party at least 7 days prior to the end of the applicable term, unless this Agreement expires or terminates prior thereto pursuant to the terms herein (such cumulative time period, the “Term”).

2

(ii)         Termination. The Company may terminate this Agreement (a) upon a material breach of this Agreement by SI Securities and failure to cure such material breach within 14 days of receipt of notice thereof, or (b) upon any bankruptcy, liquidation or insolvency proceedings of SI Securities. SI Securities may terminate this Agreement at any time upon and for any reason immediately upon delivery of written notice to the Company.

(iii)        Effect of Termination. Following to the termination or expiration of this Agreement:

a     Sections 5, 7, and 8 shall survive the expiration, termination or cancellation of this Agreement.

8.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the New York and the federal laws of the United States of America. SI Securities, SeedInvest and Company hereby consent and submits to the jurisdiction and forum of the state and federal courts in New York in all questions and controversies arising out of this Agreement.

9.	Compliance with Laws; Policies and Procedures.

All parties agree to comply with all applicable federal, state, and local laws, executive orders and regulations issued, where applicable. Company shall comply with SI Securities’ and SeedInvest’s policies and procedures where the same are posted, conveyed, or otherwise made available to Company.

10.	Assignment of Agreement.

This Agreement and the obligations of Company, SI Securities and SeedInvest hereunder are personal to Company, SI Securities and SeedInvest and their respective representatives. Neither Company, SI Securities nor SeedInvest nor any respective successor, receiver, or assignee of Company, SI Securities or SeedInvest shall directly or indirectly assign this Agreement or the rights or duties created by this Agreement, whether such assignment is effected in connection with a sale of such party’s assets or stock or through merger, an insolvency proceeding or otherwise, without the prior written consent of the other parties hereto.

11.	Counterparts; Electronic Signature.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. The parties agree that an electronic signature may substitute for and have the same legal effect as the original signature.

12.	Entire Agreement.

This Agreement and its attached exhibits and appendices constitute the entire agreement between the parties and supersede any and all previous representations, understandings, or agreements between Company, SI Securities and SeedInvest as to the subject matter hereof. This Agreement may only be amended by an instrument in writing signed by the parties. This Agreement shall be construed without regard to the party that drafted it. Any ambiguity shall not be interpreted against either party and shall, instead, be resolved in accordance with other applicable rules concerning the interpretation of contracts.

3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Company:	Keen Home Inc.

BY	/s/ Nayeem Hussain
Name:	Nayeem Hussain
Title:	Co-Founder & CEO

SI Securities, LLC

By:	/s/ Ryan Feit
Ryan Feit, Manager

SeedInvest Technology, LLC

By: SeedInvest, LLC, its sole Member

By:	/s/ Ryan Feit
Ryan Feit, Manager

4

EXHIBIT A

SI Securities, LLC – Regulation A Issuer Agreement

5

SI SECURITIES, LLC

REGULATION A ISSUER AGREEMENT

THIS AGREEMENT is entered into as of the Effective Date by and among the Company, SI Securities and SeedInvest regarding its Offering on the terms and subject to the conditions contained herein. Capitalized terms used herein and not otherwise defined shall have the meaning set forth on Appendix I.

1.	Engagement.

The Company hereby agrees to retain SI Securities as its exclusive placement agent in connection with the Offering. SI Securities agrees to use its reasonable best efforts, consistent with customary practice, to effect the Offering, subject to the terms herein. It is expressly understood that this engagement does not constitute any commitment, express or implied, on the part of SI Securities to provide, and does not ensure the successful placement of, any portion of the Offering.

2.	Approval and Due Diligence.

Company understands that SI Securities intends to use the “Online Platform to provide technology tools to facilitate the Offering. The Company shall upload an Online Profile to the Online Platform, in addition to an investor presentation, that truthfully, accurately, and completely describes the Company and its prospective offering.

Upon deciding to proceed with an Offering, the Company shall proceed with preparing and filing its Form 1-A, completing SI Securities due diligence and taking all other actions necessary to obtain appropriate qualifications and approvals for the Offering as described in Appendix II attached hereto. Upon obtaining such qualifications and approvals, SI Securities and the Company may begin conducting the Offering pursuant to Section 4 below. For the avoidance of doubt, no Offering shall be commenced and no investments or subscription offers will be accepted unless and until due diligence has been satisfactory completed, all government qualifications and approvals have been obtained, and all prospective investors have been furnished with a copy of the Final Prospectus.

3.	The Offering.

Upon completion of due diligence and acceptance by SI Securities and receipt all appropriate government qualifications and approvals, SI Securities will, on a reasonable "best efforts" basis through its registered personnel and through other registered broker-dealers with whom SI Securities has a selling agreement, arrange for the Offering through the end of the Term of this Agreement (the "Offering Period").

(i)          In addition to leveraging its existing relationships, SI Securities may publicly market the Offering using general solicitation through methods including but not limited to email marketing, online advertisements, and press releases.

(ii)         Company agrees to email its complete list of users and direct them to the Online Profile on the Online Platform where said users can subscribe to the Offering and obtain necessary information.

(iii)        Prior to the commencement of the Offering, the parties hereto shall execute the Escrow Agreement, if applicable.

(iv)        Upon receipt of any Proposed Subscription, Company must accept such Proposed Subscription and issue the applicable securities to such Subscribing Investor unless (i) it delivers written notice of rejection to SI Securities and SeedInvest during the Rejection Period or (ii) there is a Rejection for Cause as defined Appendix I.

6

(v)         Without the prior written consent of SI Securities, the Company shall not accept investments in the Offering by Prospects unless such investment occurs through the Online Platform and the applicable investment funds are routed through the Escrow Account established by SI Securities for the Offering.

(vi)        All information about Prospects, including Prospect lists, is confidential information and is the property of SI Securities, provided however upon any such Prospect becoming an investor in the Company all information provided to the Company by such Prospect shall also be Company property upon the closing of the purchase and sale of the Company’s securities to such Prospect in the Offering (“Closing”).

4.	Compensation.

(i)          Upon proceeding with an Offering, Company shall pay to SI Securities in cash, an amount equal to 7.5% of the principal amount invested by Prospects in the Offering from the proceeds of the Offering at each applicable closing (the “Cash Compensation”); and

(ii)         Upon proceeding with an Offering, Company shall issue to SI Securities (or its designee(s)) for nominal consideration), warrants (the “Warrants”) to purchase such number of Securities (or shares issuable upon conversion of the Securities) equaling 5% of the number of Securities sold to Prospects in the Offering. The Warrants shall (i) have an exercise price equal to the price per share paid by the Prospects, (ii) shall be exercisable until the date that is five (5) years from the effective date of the offering, (iii) contain automatic cashless exercise provisions upon a liquidity event or expiration, (iv) contain customary weighted average anti-dilution price protection provisions and immediate cashless exercise provisions and shall not be callable by the Company, (v) contain customary Reclassification, Exchange, Combinations or Substitution provisions (including with respect to Convertible Notes), and (vi) contain other customary terms and provisions. The Cash Compensation and Warrants are collectively referred to herein as the “Compensation.”

5.	Offering Expenses.

(i)          The Company agrees to reimburse SI Securities for up to $25,000 in out-of-pocket escrow fees, marketing expenses, due diligence fees and legal fees, incurred by SI Securities (the “Expenses”). The out-of-pocket expense allowance shall not include the fees and expenses associated with the CrowdCheck and Accounting services (the “Direct Expenses”), which shall be paid directly by the Company to the applicable vendor.

(ii)         The Company agrees that any reimbursements owed to SI Securities may be deducted from the proceeds of the Offering at each applicable Closing.

6.	Covenants, Representations and Warranties of the Company.

The Company represents and warrants to SI Securities that:

(i)          The Company will submit any Offering communications to SI Securities for approval prior to publicizing or distributing such messages to ensure regulatory compliance.

(ii)         The Company is registered, in good standing in each jurisdiction in which it conducts business, and has obtained all approvals and licenses required to conduct its business, including payment of all federal, state, and local taxes.

(iii)        The Company is not presently conducting or contemplating any other offering of securities pursuant to Regulation A under Section 3(b) of the Act other than the Offering and will alert SI Securities as soon as commercially reasonable to the extent the Company plans to conduct a separate offering simultaneously under Regulation D.

7

(iv)        The Company shall offer securities under Tier II of Regulation A. Company hereby agrees to promptly notify SI Securities if it chooses to offer securities under any another provision of Regulation A.

(v)         The Offering Documents and any marketing materials provided by the Company or posted to SeedInvest will not contain (a) any misstatement of a material fact or omission of any material fact necessary to make the statements therein not misleading or any (b) exaggerated, unwarranted, promissory or unsubstantiated claims (as set forth in applicable FINRA regulations and guidance).

(vi)        In its statements and meetings with prospective investors, the Company will not make any misstatement of a material fact and will not omit any material fact necessary to make the statements therein not misleading and shall treat all prospective investors fairly and with the utmost integrity.

(vii)       The Company shall promptly notify SI Securities if it discovers any material misstatement or inconsistency, or the omission of a material fact, in the Offering Materials or any promotional material developed by SI Securities or the Company.

(viii)      Neither the Company nor any of its officers, directors, employees or agents is or has been, in any domestic or foreign jurisdiction, (a) indicted for or convicted of any felony or any securities or investment related offense of any kind, (b) enjoined, barred, suspended, censured, sanctioned or otherwise restricted with respect to any securities or investment-related business or undertaking or (c) the subject or target of any securities or investment-related investigation by any regulatory authority. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(ix)         The Company will promptly supplement or amend the Offering Documents and correct its statements whenever it is necessary to do so in order to comply with applicable laws, rules and regulations, and to ensure truthfulness, accuracy, and fairness in the presentation of the Offering.

(x)          The Company will protect and maintain all confidential information provided by SI Securities or SeedInvest to the Company.

(xi)         The Company represents that it has not taken, and it will not take any action, directly or indirectly, so as to cause the Offering to fail to be entitled to rely upon the exemption from registration afforded by Section 3(b) or Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). In effecting the Offering, the Company agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements of any applicable foreign jurisdiction). The Company agrees that any representations and warranties made by it to any investor in the Offering shall be deemed also to be made to SI Securities and SeedInvest for their benefit.

(xii)        The Company shall, at its own expense, prepare and file a Form 1-A with the U.S. Securities and Exchange Commission and any applicable states and take all other actions necessary to qualify for the exemption provided by Regulation A under Section 3(b) of the Act, in connection with the Company’s Offering and to make any and all related state “blue-sky” filings and take all other actions necessary to perfect such federal and state exemptions, and to provide copies of such filings to SI Securities. The Company shall also pay for all applicable filing and other fees necessary to qualify this offering with the Financial Industry Regulatory Authority (“FINRA”). In addition, the company shall pay the fees associated with registering the securities with the Depository Trust and Clearing Corporation, transfer agent services, and fees associated with the custody of the securities.

8

(xiii)       The Company shall (a) whether before, during or after the Offering, cooperate with all reasonable due diligence efforts by SI Securities and satisfy all reasonable due diligence requests made by SI Securities (including by its vendors) in a timely manner, (b) connect SI Securities with prospective or committed investors in the Offering as reasonably requested, (c) provide complete, final and executed transaction documents to SeedInvest and SI Securities for the Offering within 30 days of each closing of the Offering, (d) shall keep SI Securities reasonably informed about the status and likelihood of closing investments from prospective investors in the Offering, (e) not direct Prospects to invest outside of the Online Platform for the purpose of avoiding payment of fees or otherwise, (f) if requested by SI Securities, provide a legal opinion from the Company’s legal counsel to the extent that the Offering (except with respect to any actions of SI Securities) has been conducted in accordance with all applicable law and regulation, (g) not “scrape” the names of investors listed on the Online Platform or attempt to contact such investors outside of the Platform, or (h) not attempt to circumvent any limitations or procedures of the Online Platform.

(xiv)      Following the Closing of the Offering, at least once per fiscal quarter, Company shall provide the following to SeedInvest and each Prospect who purchased securities in the Offering for so long as such Prospect owns securities of the Company (or any successor), a written (or email) report containing at least the following information: (i) quarterly revenue, (ii) quarterly change in cash and cash on hand, (iii), number of full-time employees, (iv) any material updates on the business (in a simple bullet format), and (v) notable press & news.

7.	Representations and Warranties of SI Securities.

SI Securities represents and warrants to the Company that:

(i)          SI Securities is a broker-dealer registered with the Securities and Exchange Commission and a member of FINRA, prior to the commencement of any Offering, shall have obtained all other applicable federal and state licenses and registrations necessary to perform the services described herein and to receive compensation hereunder, and, in performing such services, will comply with all applicable federal and state laws.

(ii)         Neither SI Securities nor any of its officers, directors, employees or agents is or has been, in any domestic or foreign jurisdiction, (a) indicted for or convicted of any felony or any securities or investment related offense of any kind or (b) enjoined, barred, suspended, censured, sanctioned or otherwise restricted with respect to any securities or investment-related business or undertaking.

(iii)        Neither SI Securities nor any of its officers, directors, employees or agents is or has been, in any domestic or foreign jurisdiction, (a) indicted for or convicted of any felony or any securities or investment related offense of any kind, (b) enjoined, barred, suspended, censured, sanctioned or otherwise restricted with respect to any securities or investment-related business or undertaking or (c) the subject or target of any securities or investment-related investigation by any regulatory authority. None of SI Securities, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of SI Securities participating in the Offering, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with SI Securities in any capacity at the time of sale (each, an “SI Securities Covered Person” and, together, “SI Securities Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). SI Securities has exercised reasonable care to determine whether any SI Securities Covered Person is subject to a Disqualification Event.

9

8.	Compliance with this Agreement.

Each of the Company and SI Securities, on request of the other, agrees to provide reasonable assurances (including written representations) of its compliance with the terms of this Agreement and, in order to verify such compliance, reasonable access to any documents in its possession referring or relating to any Prospect or Subscribing Investor (whether or not such person invests in any Offering of the Company).

9.	Solicitations By or For Others.

The Company and SI Securities acknowledge and agree that, during the Term of this Agreement, Company will not engage any person to perform services similar to those provided by SI Securities or SeedInvest without the prior written consent of SI Securities and SeedInvest, although SI Securities may render solicitation services of the kind contemplated herein for persons other than the Company.

For the avoidance of doubt, during Term of this Agreement, Company may not seek funding through another placement agent, online platform or other intermediary.

10.	Indemnification.

Company agrees that, except in the case of gross negligence, fraud or willful misconduct by SI Securities and SeedInvest and each of its respective affiliates and their respective directors, officers and employees, it will indemnify and hold harmless SI Securities and SeedInvest and each of its respective affiliates and their respective directors, officers, employees (“Indemnified Parties”) for any loss, claim, damage, expense or liability incurred by the other (including reasonable attorneys' fees and other expenses in investigating, defending against or appearing as a third-party witness in connection with any action or proceeding) in any third-party claim arising out of a material breach (or alleged breach) by it of any provision of this Agreement, or as a result of any potential violation of any law or regulation. Company agrees that it shall indemnify and hold harmless the Indemnified Parties for any loss, claim, damage, expense or liability incurred by such Indemnified Party (including reasonable attorneys' fees and other expenses in investigating, defending against or appearing as a third-party witness in connection with any action or proceeding) in any third-party claim arising out of any investment or potential investment in the Offering by a person other than a Prospect.

11.	Remedies.

Company hereby agrees that if it breaches any portion of this Agreement, (a) SI Securities, SeedInvest and any applicable third-party beneficiary (each, a “Damaged Party”) would suffer irreparable harm; (b) it would be difficult to determine damages, and money damages alone would be an inadequate remedy for the injuries suffered by the applicable Damaged Party; and (c) if a Damaged Party seeks injunctive relief to enforce this Agreement, Company will waive and will not (i) assert any defense that the Damaged Party has an adequate remedy at law with respect to the breach, (ii) require that the Damaged Party submit proof of the economic value of any losses, or (iii) require the Damaged to post a bond or any other security. Accordingly, in addition to any other remedies and damages available, Company acknowledges and agrees that each Damaged Party may immediately seek enforcement of this Agreement by means of specific performance or injunction, without any requirement to post a bond or other security. Nothing contained in this Agreement shall limit the Damaged Party’s right to any other remedies at law or in equity. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded its reasonable attorney fees, and costs and expenses incurred. All rights and remedies herein shall be in addition to all other rights and remedies available at law or in equity, including, without limitation, specific performance against the Company for the enforcement of this Agreement, and temporary and permanent injunctive relief.

10

12.	Limits of Liability.

THE LIABILITY OF SEEDINVEST AND SI SECURITIES, RESPECTIVELY, WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT, EQUITY, NEGLIGENCE, TORT, OR OTHERWISE FOR ALL EVENTS, ACTS, OR OMISSIONS RELATED TO THIS AGREEMENT SHALL NOT EXCEED THE FEES PAID OR PAYABLE TO SEEDINVEST AND SI SECURITIES, RESPECTIVELY, UNDER THIS AGREEMENT, EXCEPT IN THE EVENT OF FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SEEDINVEST OR SI SECURITIES, RESPECTIVELY.

13.	Term; Expiration; Termination; Renewal.

(iv)        Term. The initial term of this Agreement (the “Initial Term”) shall be for two hundred seventy (270) days beginning from the date on which Company provides SI Securities notice in writing of its intention to proceed with an Offering, as defined herein, and shall automatically renew for successive sixty (60) day periods (each, a “Renewal Term”) unless notice of termination is delivered by either party at least 7 days prior to the end of the applicable term, unless this Agreement expires or terminates prior thereto pursuant to the terms herein (such cumulative time period, the “Term”).

(v)         Termination. Prior to commencement of the Offering Period, the Company may terminate this Agreement at any time upon delivery of a written notice if the Company decides not to conduct an Offering during the Initial Term. The Company may also terminate this Agreement (a) upon a material breach of this Agreement by SI Securities and failure to cure such material breach within 14 days of receipt of notice thereof, or (b) upon any bankruptcy, liquidation or insolvency proceedings of SI Securities. SI Securities may terminate this Agreement at any time upon and for any reason immediately upon delivery of written notice to the Company.

(vi)        Effect of Termination. Following to the termination or expiration of this Agreement:

a     Sections 4, 5, 6, 7, 10, 11, 12, 13, 14, 15, 16 and 17 shall survive the expiration, termination or cancellation of this Agreement.

b     If the Offering has commenced, Company shall take all actions necessary to promptly accept, finalize and consummate any Proposed Subscriptions received prior to the Termination Date.

c     Company shall pay the Compensation to SI Securities with respect to any Prospect who invests in securities of the Company within 180 days of the expiration of termination of this Agreement as if such securities were issued in the Offering.

d     Upon termination, SI Securities shall take all actions necessary to comply with FINRA Rule 5110(f)(2)(D).

14.	Post-Closing Publicity.

Following conclusion of the Offering, Company shall use reasonable efforts to include a prominent positive reference to raising capital utilizing the Online Platform in all publications, press releases, interviews or other publicity regarding closing of the Offering. SeedInvest or SI Securities may publicize the agreement to work together in the form of press releases, announcements and marketing materials for the purpose of further business developments efforts. Additionally, Company agrees that SeedInvest and SI Securities shall, from and after any closing of a Company Offering, have the right to reference the Company Offering and their role in connection therewith in their marketing materials, on their websites, in the press, and in online and social media advertisements, in each case at their own expense.

11

15.	Changes to Applicable Law.

To the extent that the existing law relating to this Agreement changes, and such change affects this Agreement, the parties shall reform the affected portion of this Agreement to comply with the change.

16.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the New York and the federal laws of the United States of America. SI Securities, SeedInvest and Company hereby consent and submits to the jurisdiction and forum of the state and federal courts in New York in all questions and controversies arising out of this Agreement.

17.	Attorneys’ Fees and Costs.

Subject to Section 13, in any arbitration, litigation, or other proceeding, informal or formal, by which one party either seeks to enforce this Agreement or seeks a declaration of any rights or obligations under this Agreement, the non-prevailing party shall pay the prevailing party’s costs and expenses, including but not limited to, reasonable attorneys’ fees.

18.	Compliance with Laws; Policies and Procedures.

All parties agree to comply with all applicable federal, state, and local laws, executive orders and regulations issued, where applicable. Company shall comply with SI Securities’ and SeedInvest’s policies and procedures where the same are posted, conveyed, or otherwise made available to Company.

19.	Cooperation.

Where agreement, approval, acceptance, consent or similar action by either party hereto is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld. Each party will cooperate with the other by, among other things, making available, as reasonably requested by the other, management decisions, information, approvals, and acceptances in order that each party may properly accomplish its obligations and responsibilities hereunder.

20.	Force Majeure; Excused Performance.

Neither party shall be liable for delays or any failure to perform the Services or this Agreement due to causes beyond its reasonable control. Such delays include, but are not limited to, fire, explosion, flood or other natural catastrophe, governmental legislation, acts, orders, or regulation, strikes or labor difficulties, to the extent not occasioned by the fault or negligence of the delayed party. Any such excuse for delay shall last only as long as the event remains beyond the reasonable control of the delayed party. However, the delayed party shall use its best efforts to minimize the delays caused by any such event beyond its reasonable control.

21.	No Waiver.

The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect that party’s right to enforce such provisions, nor shall the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision.

12

22.	Notices.

Any notice given pursuant to this Agreement shall be in writing and shall be given by email, personal service or by United States certified mail, return receipt requested, postage prepaid to the addresses appearing at the end of this Agreement, or as changed through written notice to the other party. Notice given by email shall be effective upon confirmed receipt, personal service shall be deemed effective on the date it is delivered to the addressee, and notice mailed shall be deemed effective on the third day following its placement in the mail addressed to the addressee.

23.	Assignment of Agreement.

This Agreement and the obligations of Company, SI Securities and SeedInvest hereunder are personal to Company, SI Securities and SeedInvest and their respective representatives. Neither Company, SI Securities nor SeedInvest nor any respective successor, receiver, or assignee of Company, SI Securities or SeedInvest shall directly or indirectly assign this Agreement or the rights or duties created by this Agreement, whether such assignment is effected in connection with a sale of such party’s assets or stock or through merger, an insolvency proceeding or otherwise, without the prior written consent of the other parties hereto.

24.	Counterparts; Electronic Signature.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. The parties agree that an electronic signature may substitute for and have the same legal effect as the original signature.

25.	Entire Agreement.

This Agreement and its attached exhibits constitute the entire agreement between the parties and supersede any and all previous representations, understandings, or agreements between Company, SI Securities and SeedInvest as to the subject matter hereof. This Agreement may only be amended by an instrument in writing signed by the parties. This Agreement shall be construed without regard to the party that drafted it. Any ambiguity shall not be interpreted against either party and shall, instead, be resolved in accordance with other applicable rules concerning the interpretation of contracts.

13

Appendix I

Definitions

“Prospects" means persons who (i) SI Securities solicits on behalf of the Company for the Offering, (ii) who learn about the Offering based on the efforts of SI Securities or (iii) who view the Offering on the Online Platform.

“Proposed Subscription" shall mean a (i) a definitive written expression of intent to participate in the Offering by a Prospect, or (ii) completion of investment documents for the Offering on the Online Platform by any person, each as determined in the sole reasonable discretion of SI Securities. For the avoidance of doubt, an indication of interest received during Testing the Waters shall NOT be a Proposed Subscription.

“Rejection for Cause" shall mean a rejection of a Proposed Subscription for any of the following reasons: (i) the Offering fails and no closing is held, (ii) the Subscribing Investor withdraws such Proposed Subscription before it is accepted, (iii) the Company receives written consent from SI Securities and SeedInvest to reject such Proposed Subscription, or (iv) the Subscribing Investor fails to complete all documentation or payment for the Proposed Subscription in a timely manner, each as determined in the sole reasonable discretion of SI Securities.

“Rejection Period" shall mean three (3) days from a Proposed Subscription.

“Securities" shall mean the securities offered in the Offering.

“Subscribing Investor" shall mean any person who makes a Proposed Subscription.

“Termination Date" shall mean the effective date of the termination, expiration or cancellation of this Agreement pursuant to the terms herein.

14

Appendix II

Approval and Due Diligence

To the extent the Company decides to proceed with an Offering, it will proceed with the following steps in order to qualify and launch its Offering:

(i)	Form 1-A. The Company shall prepare and file with the U.S. Securities and Exchange Commission a Form 1-A and take all other actions necessary (including but not limited to potentially receiving approval from State Regulators and FINRA) to obtain appropriate qualifications and approvals for the Offering. The Company will need to incorporate any respective comments from regulators which are necessary to receive regulatory approval.

(ii)	Due Diligence. The Company shall provide to SI Securities an investor presentation, forms of definitive subscription and governance documents, any documents and disclosures required by applicable law or regulation, and any other documents and information that would generally be provided to qualified prospective investors for the purpose of evaluating the Offering and consummating an investment in the Company. SI Securities shall deliver any additional requests for information and may engage third parties to facilitate its due diligence process.
a.	Satisfactory completion of SI Securities’ due diligence review will be determined in SI Securities’ sole discretion.
b.	If the proposed Offering fails to obtain due diligence approval by SI Securities’ Investment Committee, or if any due diligence problems arise thereafter and are not cured (each in SI Securities’ sole discretion), then no securities will be sold by SI Securities and no investments will be processed or facilitated by SI Securities or the Online Platform and this agreement shall automatically terminate.

(iii)	Final Prospectus. Following regulatory approval, the Company will file a final prospectus prior to launching its Offering. Upon completion of due diligence by SI Securities and acceptance of the Offering for placement, the Offering Period will commence and the Offering will be hosted on the Online Platform.

15